WEINBERG & COMPANY, P.A.
--------------------------
CERTIFIED PUBLIC ACCOUNTANTS





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the board of Directors
Spinnet Acquisition Corporation

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form 10 of our report dated May 22, 2008, relating to the financial statements of Spinnet Acquisition Corporation which appears in Spinnet Acquisition Corporation Report on form 10 for the fiscal years ended December 31, 2007 and 2006, filed with the Securities and Exchange Commission on May 23, 2008.



                                WEINBERG & COMPANY, P.A.
	                        Certified Public Accountants


Boca Raton, Florida
May 23, 2008




6100 Glades Road + Suite 314     1925 Century Park East + Suite 1120
Boca Raton, Florida 33434        Los Angeles, California 90067
Telephone:  561.487.5765         Telephone 310.061.2200
Facsimile: 561.487.5766          Facsimile:  310.601.2201

                       www.cpaweinberg.com


Room 2707, 27/F
Shui On Centre + 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone:  852-2780-7231
Facsimile:  852-2780-8717